Exhibit 10.2
SCHOLASTIC CORPORATION 2021 STOCK INCENTIVE PLAN

ARTICLE I
PURPOSE

The purpose of this Scholastic Corporation 2021 Stock Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer employees of, and Consultants to, the Company and its Affiliates stock-based incentives in the Company, thereby creating a means to raise the level of stock ownership by employees and Consultants in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

ARTICLE II
DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:
2.1“ACQUISITION EVENT” has the meaning set forth in Section 4.2(d).
2.2“AFFILIATE” means each of the following: (i) any Subsidiary; (ii) any Parent; (iii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (iv) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company or a Parent; and (v) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee.
2.3“AWARD” means any award under this Plan of any (i) Stock Option; (ii) Restricted Stock Unit; or (iii) other awards providing benefits similar to a Stock Option or Restricted Stock Unit and which are designed to meet the requirements of a Foreign Jurisdiction.
2.4“AWARD AGREEMENT” means, with respect to each Award, a written or electronic agreement or communication between the Company and the Participant setting forth the terms and conditions of the Award, including, without limitation, a Stock Option Agreement and Restricted Stock Unit Agreement. An Award Agreement may, but need not, require as a condition of its effectiveness that such Award Agreement be executed by the Participant, including by electronic signature or other electronic indication of acceptance.
2.5“BOARD” means the Board of Directors of the Company.
2.6“CAUSE” means, with respect to the Termination of Employment of an employee or Termination of Consultancy of a Consultant, (i) in the case where there is no employment agreement or consultancy agreement between the Company or an Affiliate and the Participant in effect at the time of the relevant grant or where there is an employment agreement or consultancy agreement in effect at such time, but such agreement does not define “cause” (or words of like import), termination due to a Participant’s dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity) or materially unsatisfactory performance of his or her duties for the Company or an Affiliate, as determined by the Committee in its sole discretion; or (ii) in the case where there is an employment agreement or consultancy agreement between the Company or an Affiliate and the Participant in effect at the time of grant that defines “cause” (or words of like import), termination that is or would be deemed to be “for cause” (or words of like import) as defined under such employment agreement or consultancy agreement at the time of grant, as determined by the Committee in its sole discretion.
2.7“CODE” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be deemed to include a reference to any successor provision and the Treasury regulations and other guidance promulgated thereunder.
2.8“COMMITTEE” means a committee or subcommittee of the Board appointed from time to time by the Board, which committee or subcommittee shall consist of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3, a “non-employee director” as defined in Rule 16b-3 and to satisfy any other independence requirement under the rules of the NASDAQ Stock Market, Inc. (“NASDAQ”); provided, however, that if and to the extent that no Committee exists which has the authority to administer this Plan, the functions of the Committee shall be exercised by the Board and all references herein to the Committee shall be deemed to be references to the Board.
2.9“COMMON STOCK” means the Common Stock, $.01 par value per share, of the Company.
2.10“COMPANY” means Scholastic Corporation, a Delaware corporation, and its successors by operation of law.
2.11“CONSULTANT” means any non-employee advisor or consultant to the Company or its Affiliates.
2.12“DISABILITY” means (i) in the case where there is no employment agreement or consultancy agreement between the Company or an Affiliate and the Participant in effect at the time of the relevant grant, or where there is an employment agreement or consultancy agreement in effect at such time, but such agreement does not define “disability”, “total and permanent disability”, as defined in Section 22(e)(3) of the Code, as determined by the Committee in its sole discretion; (ii) in the case where there is an employment agreement or consultancy agreement between the Company or an Affiliate and the Participant at the time of the relevant grant that defines “disability”, “disability” as defined under such employment agreement or consultancy agreement, as determined by the Committee in its sole discretion; or (iii) in the case of an Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code (“Section 409A Award”), “disability” as defined in Section 409A(2)(C) of the Code.
2.13“EFFECTIVE DATE” means the effective date of this Plan as defined in Article XII.
2.14“ELIGIBLE EMPLOYEE” means each employee of the Company or an Affiliate.
2.15“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended. Any references to any section of the Exchange Act shall also be a reference to any successor provision.
2.16“FAIR MARKET VALUE” means, unless otherwise required by any applicable provision of the Code, as of any date, the mean between the high and low sales prices of a share of Common Stock on the applicable date: (i) as reported on the principal national securities exchange on which it is then traded (including, without limitation, the NASDAQ Stock Market LLC) or (ii) if not traded on any such national securities exchange, the mean of the closing bid and asked prices of a share of Common Stock as reported by an automated quotation system sponsored by the National Association of Securities Dealers, Inc. If the Common Stock is not readily tradable on a national securities exchange, or any automated quotation system sponsored by the National Association of Securities Dealers, Inc., its Fair Market Value shall be set in good faith by the Committee, taking into account all factors that the Committee deems relevant, and shall be determined by the reasonable application of a reasonable valuation method within the meaning of Section 409A of the Code.
2.17“FAMILY MEMBER” means, solely to the extent provided for in Securities Act Form S-8, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than 50% of the voting interests or as otherwise defined in Securities Act Form S-8.
2.18“FOREIGN JURISDICTION” means any jurisdiction outside of the United States including, without limitation, countries, states, provinces and localities.
2.19“PARENT” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.
2.20“PARTICIPANT” means any Eligible Employee or Consultant to whom an Award has been made under this Plan.
2.21“PERFORMANCE GOALS” has the meaning set forth in Section 8.1.
2.22“PLAN” means this Scholastic Corporation 2021 Stock Incentive Plan, as amended from time to time.
2.23“RESTRICTED STOCK UNIT” means an Award having a unit of measurement equivalent to one share of Common Stock but with none of the attendant rights of a holder of a share of Common Stock until a share of Common Stock is ultimately distributed in settlement of the Award (other than the right to receive dividend equivalent amounts in accordance with Section 7.2 hereof).
2.24“RETIREMENT” means a Termination of Employment on or after age 55 and at least 10 years of continuous service with the Company or its Affiliates in accordance with the Company’s standard retirement policies as in effect from time to time or such other definitions of Retirement as the Committee may determine from time to time in its discretion.
2.25“RULE 16B-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provisions.
2.26“SECURITIES ACT” means the Securities Act of 1933, as amended. Any reference to any section of the Securities Act shall also be a reference to any successor provision.
2.27“STOCK OPTION” means any option to purchase shares of Common Stock granted to an Eligible Employee or Consultant under Article VI.
2.28“SUBSIDIARY” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.
2.29“TERMINATION OF CONSULTANCY” means (i) the expiration of the contract (or in the case of more than one contract, all contracts) under which services are performed by the Consultant for the Company or an Affiliate; or (ii) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a non-employee director upon the termination of his or her consultancy, the Committee, in its sole and absolute discretion, may determine that no Termination of Consultancy shall be deemed to occur until such time as such individual is no longer a Consultant, an Eligible Employee or a non-employee director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter. In the case of a Section 409A Award, “Termination of Consultancy” shall be interpreted to mean “separation from service” as defined in Section 409A of the Code.
2.30“TERMINATION OF EMPLOYMENT” means: (i) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (ii) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or non-employee director upon the termination of his or her employment, the Committee, in its sole and absolute discretion, may determine that no Termination of Employment shall be deemed to occur until such time as such individual is no longer an Eligible Employee, a Consultant or a non-employee director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter. In the case of a Section 409A Award, “Termination of Employment” shall be interpreted to mean “separation from service” as defined in Section 409A.
2.31“TRANSFER” means (i) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (ii) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, hypothecate, encumber, or otherwise dispose of (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law).
ARTICLE III
ADMINISTRATION
3.1THE COMMITTEE. The Plan shall be administered and interpreted by the Committee. If for any reason the appointed Committee does not meet the “non-employee director” or “outside director” requirements of Rule 16b-3, such noncompliance with the requirements of Rule 16b-3 shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.
3.2GRANTS OF AWARDS. The Committee shall have full authority and discretion to grant to Eligible Employees and Consultants, pursuant to the terms of this Plan, (i) Stock Options, (ii) Restricted Stock Units, or (iii) other awards providing benefits similar to Stock Options or Restricted Stock Units which are designed to meet the requirements of Foreign Jurisdictions. All Awards shall be granted by, confirmed by, and subject to the terms of, a written or electronic Award Agreement. In particular, the Committee shall have the discretionary authority:
(a)to select the Eligible Employees and Consultants to whom Awards may from time to time be granted hereunder;
(b)to determine whether and to what extent Awards, including any combination of two or more Awards, are to be granted hereunder to one or more Eligible Employees or Consultants;
(c)to determine, in accordance with the terms of this Plan, the number of shares of Common Stock to be covered by each Award granted hereunder;
(d)to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation upon exercise, Performance Goals, any vesting schedule or acceleration thereof, and any forfeiture restrictions, or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, from time to time in any particular case, in its sole discretion);
(e)to establish or verify the extent of satisfaction of any Performance Goals or other conditions applicable to an Award;
(f)to determine whether and under what circumstances or method an Award may be settled;
(g)to determine whether to require an Eligible Employee or Consultant, as a condition of the granting of any Award, not to sell or otherwise dispose of shares of Common Stock acquired pursuant to the exercise of a Stock Option or other Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Stock Option or Award;
(h)to modify, extend or renew an Award, subject to Articles X and XIV herein, provided, however, that if an Award is modified, extended or renewed and thereby deemed to be the issuance of a new Award under the Code or the applicable accounting rules, the grant price of an Award may continue to be the original grant price even if less than the Fair Market Value of the Common Stock at the time of such modification, extension or renewal;
(i)to offer to buy out an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time such offer is made;
(j)to delegate the day-to-day administration of the Plan to one or more officers of the Company or one or more agents, and such administrators may have the authority to execute and distribute agreements or other documents evidencing or relating to Awards granted under the Plan, to maintain Plan administration records, to interpret the terms of Awards and to take such other actions as the Committee may specify. Any action taken by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee, and references in this Plan to the Committee shall include any such administrator; provided that the actions and interpretations of any such administrator shall be subject to review and approval, disapproval or modification by the Committee; and
(k)to make all other determinations or take such actions deemed necessary, appropriate, or advisable for the administration of the Plan.
3.3GUIDELINES. Subject to Articles X and XIV hereof, the Committee shall have the discretionary authority to adopt, alter, repeal and interpret and construe such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award Agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of this Plan. The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to the taxes of, Foreign Jurisdictions to comply with applicable tax, securities, employment and other laws, and may impose any limitations and restrictions that it deems necessary to comply with such laws of such Foreign Jurisdictions. To the extent applicable, this Plan is intended to comply with Section 409A of the Code and the applicable requirements of Rule 16b-3 and shall be limited, construed and interpreted in a manner so as to comply therewith.
3.4DECISIONS FINAL. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with this Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns and any persons claiming rights under this Plan or an Award. A Participant or other person claiming rights under this Plan may contest a decision or action by the Committee with respect to an Award or such other person only on the ground that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action by the Board or otherwise shall be limited to determining whether the Committee’s decision or action was arbitrary, capricious or unlawful.
3.5RELIANCE ON COUNSEL. The Company, the Board or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.
3.6PROCEDURES. If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable. A majority of the Committee members shall constitute a quorum if the Committee consists of an odd number of members. If the Committee consists of an even number of members, 50% of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of those members present at a meeting at which there is a quorum . Any decision or determination reduced to writing and signed by all the Committee members, in accordance with the By-Laws of the Company, shall be fully as effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.
3.7DESIGNATION OF CONSULTANTS/LIABILITY.
(a)The Committee may designate employees of the Company and Affiliates and professional advisors to assist the Committee in the administration of this Plan and may grant authority to officers to execute Award Agreements or other communications (including by electronic signature or electronic acceptance) or other documents on behalf of the Committee.
(b)The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any employee of the Company or Affiliate designated pursuant to Paragraph (a) above shall not be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by applicable law, no officer of the Company or Affiliate or member or former member of the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it. To the maximum extent permitted by applicable law or the Certificate of Incorporation or By-Laws of the Company (or if applicable, of an Affiliate), each officer and member or former member of the Committee shall be indemnified and held harmless by the Company (or if applicable, an Affiliate) against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and shall be advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with this Plan, except to the extent arising out of such officer’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under this Plan.
ARTICLE IV
SHARE AND OTHER LIMITATIONS
4.1SHARES. The aggregate number of shares of Common Stock which may be issued or used for reference purposes under this Plan or with respect to which Awards may be granted shall not exceed [2,500,000] shares of Common Stock (subject to any increase or decrease pursuant to Section 4.2) with respect to all types of Awards. The shares of Common Stock available under this Plan may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company. If any Stock Option granted under this Plan expires, terminates, or is canceled for any reason without having been exercised in full or, with respect to Stock Options, the Company repurchases any Stock Option, the number of shares of Common Stock underlying such unexercised or repurchased Stock Option shall again be available for the purposes of Awards under this Plan. If Common Stock has been delivered or exchanged by a Participant as full or partial payment to the Company of a grant price or the price of the purchase of an Award, the number of shares of Common Stock exchanged as payment in connection with the exercise or purchase shall again be available for purposes of determining the number of shares of Common Stock available for Awards. If Common Stock has been delivered by a Participant for payment of withholding taxes, or if the number of shares of Common Stock otherwise deliverable has been reduced for payment of withholding taxes, the number of shares of Common Stock delivered by such Participant or reduced for payment of withholding taxes shall again be available for purposes of determining the number of shares of Common Stock available for Awards.
4.2CHANGES.
(a)The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Common Stock, the dissolution or liquidation of the Company or any Affiliate, any sale or transfer of all or part of the assets or business of the Company or any Affiliate or any other corporate act or proceeding.
(b)Subject to the provisions of Section 4.2(d), in the event of any change in the capital structure of the Company by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of shares, recapitalization, or other change in the capital structure of the Company, non-cash distribution with respect to its outstanding Common Stock or capital stock other than Common Stock, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase any Common Stock or securities convertible into Common Stock, or any other corporate transaction or event having an effect similar to any of the foregoing, then the aggregate number and kind of shares which thereafter may be issued under this Plan, the number and kind of shares or other property (including cash) to be issued upon exercise of an outstanding Stock Option or other Award granted under this Plan and the purchase price thereof may be appropriately adjusted consistent with such change in such manner as, and to the extent that, the Committee may deem equitable to prevent substantial dilution or enlargement (as determined by the Committee) of the rights granted to, or available for, Participants under this Plan, and any such adjustment determined by the Committee in good faith shall be final, binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns.
(c)Fractional shares of Common Stock resulting from any adjustment in Stock Options or other Awards pursuant to Section 4.2(b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding.
(d)In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company’s assets (all of the foregoing being referred to as “Acquisition Events”), each outstanding Award will be treated as the Committee determines (subject to the provisions of the following paragraph) without a Participant’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or successor entity (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such Acquistion Event; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such Acquistion Event, and, to the extent the Commitee determines, terminate upon or immediately prior to the effectiveness of such Acquistion Event; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this Section 4.2(d), the Committee will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly. Notwithstanding anything in this Section 4.2(d) to the contrary, prior to any payment or adjustment contemplated under this Section 4.2(d), the Committee may require a Participant to bear such Participant’s pro rata share of any post-closing indemnity obligations and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Stock, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code.
For the purposes of this Section 4.2(d), an Award will be considered assumed if, following the applicable transaction, the Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to such transaction, the consideration (whether stock, cash, or other securities or property) received in such transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Common Stock); provided, however, that if such consideration received in such transaction is not solely common stock of the acquiring or succeeding corporation, the Committee may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of a Stock Option or upon the payout of a Restricted Stock Unit, for each share of Common Stock subject to such Award, to be solely common stock of the acquiring or succeeding corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Acquistion Event. An Award that vests, is earned or is paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, that a modification to such performance goals only to reflect the successor corporation’s post-Acquistion Event corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
If the Acquistion Event does not constitute a change in ownership of the Company or change ownership of a substantial portion of the assets of the Company as provided under Section 409A(2)(A)(v), Restricted Stock Units that constitute Section 409A Awards shall be settled and paid on the date provided for in the Award Agreement, or if sooner, the earliest date on which such Restricted Stock Units may be paid without violating Section 409A of the Code.

4.3MINIMUM PURCHASE PRICE. Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under this Plan, such shares shall not be issued for a consideration which is less than as permitted under applicable law.
ARTICLE V
ELIGIBILITY
5.1GENERAL ELIGIBILITY. All Eligible Employees and Consultants and prospective employees of and Consultants to the Company and its Affiliates are eligible to be granted Stock Options and Restricted Stock Units under this Plan or other Awards under this Plan providing benefits similar to each of the foregoing and which are designed to meet the requirements of Foreign Jurisdictions. Eligibility for the grant of an Award and actual participation in this Plan shall be determined by the Committee in its sole discretion. The vesting and exercise of Awards granted to a prospective employee or Consultant are conditioned upon such individual actually becoming an Eligible Employee or Consultant.
ARTICLE VI
STOCK OPTIONS
6.1STOCK OPTIONS. Stock Options granted hereunder shall not be incentive stock options intended to satisfy the requirements of Section 422 of the Code.
6.2GRANTS. The Committee shall have the authority to grant to any Eligible Employee or Consultant one or more Stock Options.
6.3TERMS OF STOCK OPTIONS. Stock Options granted under this Plan shall be subject to the following terms and conditions, and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:
(a)GRANT PRICE. The grant price per share of Common Stock shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of a share of Common Stock at the time of grant.
(b)STOCK OPTION TERM. The term of each Stock Option shall be fixed by the Committee; provided, however, that no Stock Option shall be exercisable more than 10 years after the date such Stock Option is granted.
(c)EXERCISABILITY. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion. Stock Options may not be exercised during any period prohibited by the Company’s stock trading policies or applicable securities laws.
(d)METHOD OF EXERCISE. Subject to whatever installment exercise, waiting period, and other provisions and limitations apply under Paragraph (c) above, Stock Options may be exercised in whole or in part at any time and from time to time during the Stock Option term by giving notice of exercise to the Company, pursuant to such electronic or other procedures as may be specified by the Company or its Plan administrator from time to time, specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price as follows:
(i)in cash or by check, bank draft or money order payable to the order of the Company pursuant to procedures specified by the Company or its Plan administrator from time to time;
(ii)if the Common Stock is traded on a national securities exchange, or quoted on a national quotation system sponsored by the National Association of Securities Dealers, Inc., through a “cashless exercise” procedure whereby the Participant delivers irrevocable instructions to a broker approved by the Company to sell a sufficient number of shares of Common Stock acquired upon exercise of the Stock Options and remit promptly to the Company an amount equal to the purchase price and any applicable withholding taxes; or
(iii)on such other terms and conditions as may be acceptable to the Company or its Plan administrator from time to time (including, without limitation, the relinquishment of Stock Options or by payment in full or in part in the form of Common Stock owned by the Participant by either actual delivery or attestation (and for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the exercise date as determined by the Company or its Plan administrator). No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.
(e)FORM, MODIFICATION, EXTENSION AND RENEWAL OF STOCK OPTIONS. Subject to the terms and conditions and within the limitations of this Plan, Stock Options shall be evidenced by such form of written or electronic Award Agreement or grant as is approved by the Committee from time to time, and the Committee may modify, extend or renew outstanding Stock Options granted under this Plan (provided that the rights of a Participant are not reduced without his or her consent). Notwithstanding the foregoing, the Company shall not reduce the grant price of a Stock Option and shall not exchange a Stock Option for a new Award with a lower (or no grant price) without approval of the stockholders of the Company in accordance with the Company’s Certificate of Incorporation and the laws of the State of Delaware.
(f)OTHER TERMS AND CONDITIONS. Any Stock Option may contain such other provisions, which shall not be inconsistent with any of the foregoing terms of this Plan, as the Committee shall deem appropriate.
(g)AUTOMATIC EXERCISE. The Plan administrator may provide in a Stock Option Agreement or otherwise that any Stock Option outstanding on the last business day of the term of such Stock Option ("Automatic Exercise Date") that has a "Specified Minimum Value" shall be automatically and without further action by the Participant (or in the event of the Participant's death, the Participant's personal representative or estate), be exercised on the Automatic Exercise Date. Payment of the grant price of such Stock Option may be made pursuant to such procedures as may be approved by the Plan administrator from time to time and the Company shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 12.4. For purposes of this Section 6.3(g), the term "Specified Minimum Value" means that the Fair Market Value per share of Common Stock exceeds the grant price of a share subject to an expiring Stock Option by at least $0.50 cents per share or such other amount as the Plan administrator shall determine from time to time. The Plan administrator may elect to discontinue the automatic exercise of Stock Options pursuant to this Section 6.3(g) at any time upon notice to a Participant. The automatic exercise of a Stock Option pursuant to this Section 6.3(g) shall apply only to a Stock Option award that has been timely accepted by a Participant under procedures specified by the Plan administrator from time to time.
ARTICLE VII
RESTRICTED STOCK UNITS
7.1AWARDS OF RESTRICTED STOCK UNITS. Awards of Restricted Stock Units may be issued to Eligible Employees or Consultants either alone or in addition to other Awards granted under this Plan. The Committee shall determine the Eligible Employees or Consultants to whom, and the time or times at which, grants of Restricted Stock Units will be made, the number of units to be awarded, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. An Award Agreement may condition the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or such other factors as the Committee may determine, in its sole discretion.
7.2RESTRICTED STOCK UNIT AWARDS. Restricted Stock Units represent an unfunded and unsecured obligation of the Company and do not confer any rights of a stockholder until Common Stock is issued thereunder. Settlement of Restricted Stock Units may be settled in shares of Common Stock or otherwise as determined by the Committee or as set forth in the Award Agreement. Dividend equivalent rights shall be payable in cash with respect to Restricted Stock Units only to the extent provided by the Committee or as set forth in the Award Agreement. Until a Restricted Stock Unit is settled, the number of shares represented by the unit shall be subject to adjustment pursuant to Section 4.2.
ARTICLE VIII
PERFORMANCE GOALS
8.1PERFORMANCE GOALS, FORMULAE OR STANDARDS. The Committee may condition the grant or vesting of Awards under the Plan upon the attainment of specified performance goals (“Performance Goals”) or such other factors as the Committee may determine, in its sole discretion. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. The applicable Performance Goals may be based on one or more of the Performance Criteria set forth in Exhibit A hereto.
ARTICLE IX
NON-TRANSFERABILITY AND TERMINATION OF
EMPLOYMENT/CONSULTANCY

9.1NON-TRANSFERABILITY. Except as otherwise provided herein, no Stock Option, Restricted Stock Unit or other Award shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution. Except as otherwise provided herein, all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. No Award shall, except as otherwise specifically provided by law or herein, be Transferable in any manner, and any attempt to Transfer any such Award shall be void, and no such Award shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Award, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding any provision herein to the contrary, the Committee may determine at the time of grant or thereafter that a Stock Option that is otherwise not Transferable pursuant to this Section 9.1 is Transferable to, and exercisable by, a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred during the employee’s lifetime other than to the employee or another Family Member, and (ii) remains subject to the terms of this Plan and the Award Agreement.
9.2TERMINATION OF EMPLOYMENT OR TERMINATION OF CONSULTANCY. The following rules apply with regard to the Termination of Employment or Termination of Consultancy of a Participant:
(a)RULES APPLICABLE TO STOCK OPTIONS. Except as otherwise determined by the Committee or as provided in the applicable provisions of the Award Agreement or, if no rights of the Participant are reduced, as thereafter determined by the Committee:
(i)TERMINATION BY REASON OF DEATH OR DISABILITY. If a Participant’s Termination of Employment or Termination of Consultancy is by reason of death or Disability, all Stock Options held by such Participant shall become fully exercisable on the date of such Termination of Employment or Termination of Consultancy and may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant’s estate) at any time within a period of one year from the date of such Termination of Employment or Termination of Consultancy, but in no event beyond the expiration of the stated terms of such Stock Options.
(ii)TERMINATION BY REASON OF RETIREMENT. In the event of a Participant’s Termination of Employment by reason of Retirement, for a period of three years from the date of such Termination of Employment, all unvested Stock Options held by such Participant shall continue to vest and all exercisable Stock Options may be exercised by the Participant, but in no event beyond the expiration of the stated terms of such Stock Options.
(iii)INVOLUNTARY TERMINATION WITHOUT CAUSE. If a Participant’s Termination of Employment or Termination of Consultancy is by involuntary termination without Cause, all Stock Options held by such Participant may be exercised, to the extent exercisable at Termination of Employment or Termination of Consultancy, by the Participant at any time within a period of 90 days from the date of such Termination of Employment or Termination of Consultancy, but in no event beyond the expiration of the stated term of such Stock Options.
(iv)TERMINATION FOR CAUSE OR FOR ANY REASON OTHER THAN DEATH, DISABILITY, RETIREMENT OR INVOLUNTARY TERMINATION WITHOUT CAUSE. If a Participant's Termination of Employment or Termination of Consultancy is for Cause, all Stock Options held by such Participant shall thereupon terminate and expire as of the date of such Termination of Employment or Termination of Consultancy. If a Participant's Termination of Employment or Termination of Consultancy is for any reason other than Cause, death, Disability, Retirement, or other than an involuntary Termination of Employment or Termination of Consultancy without Cause, including, without limitation, a voluntary Termination of Employment or Termination of Consultancy, all Stock Options held by such Participant may be exercised, to the extent exercisable at Termination of Employment or Termination of Consultancy, by the Participant at any time within a period of 90 days from the date of such Termination of Employment or Termination of Consultancy, but in no event beyond the expiration of the stated term of such Stock Options.
(b)RULES APPLICABLE TO RESTRICTED STOCK UNITS. Except as otherwise provided in the applicable provisions of the Award Agreement and this Plan and except as provided in Article VIII hereof with respect to Restricted Stock Units intended to constitute Qualified Performance-Based Compensation:
(i)upon a Termination of Employment or Termination of Consultancy by a Participant (A) by the Company without Cause or (B) as a result of a Participant’s death, Disability or Retirement, all outstanding unvested Restricted Stock Units shall immediately vest and a share of Common Stock with respect to each Restricted Stock Unit shall be distributed within 30 days of such termination.
(ii)If a Restricted Stock Unit constitutes a Section 409A Award, no distribution shall be made upon a Participant’s Termination of Employment or a Termination of Consultancy unless such termination constitutes a “separation from service” within the meaning of Section 409A of the Code.
(iii)Except as provided in this Article IX, Restricted Stock Units that are not vested as of the date of a Participant’s Termination of Employment or Termination of Consultancy for any reason shall terminate and be forfeited in their entirety on the date of such termination.
ARTICLE X
TERMINATION OR AMENDMENT OF PLAN
10.1TERMINATION OR AMENDMENT. Notwithstanding any other provision of this Plan, the Board or the Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of this Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XII), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination may not be impaired without the consent of such Participant and, provided further, without the approval of the stockholders of the Company in accordance with the Company’s Certificate of Incorporation and the laws of the State of Delaware, to the extent required by the applicable provisions of Rule 16b-3, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan; (ii) increase the maximum individual Participant limitations for a fiscal year under Section 4.1(b); (iii) change the classification of employees or Consultants eligible to receive Awards under this Plan; (iv) decrease the minimum option price of any Stock Option; (v) extend the maximum option period under Section 6.3; or (vi) materially alter the Performance Criteria for Awards as set forth in Exhibit A.
10.2The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any Participant without the Participant’s consent.
ARTICLE XI
UNFUNDED PLAN
11.1UNFUNDED STATUS OF PLAN. This Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.
ARTICLE XII
GENERAL PROVISIONS
12.1LEGEND. The Committee may require each person receiving shares pursuant to an Award under this Plan to represent to and agree with the Company electronically or otherwise that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for any shares issued under the Plan shall include any legend which the Committee deems appropriate to reflect any restrictions on Transfer if the shares of Common Stock available under the Plan are no longer registered under a Securities Act Form S-8 or any successor form. All certificates for shares of Common Stock delivered under this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities association system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Company reserves the right to issue book entry shares in lieu of share certificates.
12.2OTHER PLANS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
12.3NO RIGHT TO EMPLOYMENT/CONSULTANCY. Neither this Plan nor the grant of any Award hereunder shall give any Participant or other employee or Consultant any right with respect to continuance of employment or Consultancy by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant is retained to terminate his or her employment or Consultancy at any time.
12.4WITHHOLDING OF TAXES. The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of any minimum Federal, state or local taxes required by law to be withheld. Any such withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Committee or as provided in the Award Agreement, by reducing the number of shares of Common Stock otherwise deliverable by the Company or by delivering shares of Common Stock already owned by the Participant. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.
12.5LISTING AND OTHER CONDITIONS.
(a)Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Stock Option with respect to such shares shall be suspended until such listing has been effected.
(b)If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise with respect to shares of Common Stock or Awards, and the right to exercise any Stock Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.
(c)Upon termination of any period of suspension under this Section 12.5, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Stock Option.
(d)A Participant shall be required to supply the Company electronically or otherwise with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.
12.6GOVERNING LAW. This Plan shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).
12.7CONSTRUCTION. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.
12.8OTHER BENEFITS. No Award payment under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.
12.9COSTS. The Company shall bear all expenses incurred in administering this Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.
12.10NO RIGHT TO SAME BENEFITS. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.
12.11DEATH/DISABILITY. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the Transfer of an Award. The Committee may also require the agreement of the transferee to be bound by all of the terms and conditions of this Plan.
12.12SECTION 16(b) OF THE EXCHANGE ACT. All elections and transactions under this Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3 and the Committee shall interpret and administer these guidelines in a manner consistent therewith. The Committee may establish and adopt electronic or other administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of this Plan and the transaction of business hereunder. If an officer (as defined in Rule 16b) is designated by the Committee to receive an Award, any such Award shall be deemed approved by the Committee and shall be deemed an exempt purchase under Rule 16b. Any provisions in this Plan or an Award Agreement inconsistent with Rule 16b shall be inoperative and shall not affect the validity of this Section 12.12. Notwithstanding anything herein to the contrary, if the grant of any Award or the payment of a share of Common Stock with respect to an Award or any election with regard thereto results or would result in a violation of Section 16(b) of the Exchange Act, any such grant, payment or election shall be deemed to be amended to comply therewith, and to the extent such grant, payment or election cannot be amended to comply therewith, such grant, payment or election shall be immediately cancelled and the Participant shall not have any rights thereto.
12.13SECTION 409A. With respect to any Section 409A Award, this Plan and each Award Agreement are intended to be interpreted in a manner that conforms to or exempts such Award from the requirements of Section 409A of the Code. To the extent required by Section 409A of the Code, upon a Termination of Employment or Termination of Consultancy (other than as a result of death) of a “specified employee” (within the meaning of Section 409A), Section 409A Awards shall be delayed until six months after such Termination of Employment or Termination of Consultancy if such termination constitutes a “separation from service” (within the meaning of Section 409A(a)(2)(A)(i) of the Code) and such distributions shall be made at the beginning of the seventh month following the date of the Specified Employee’s Termination of Employment or Termination of Consultancy.
12.14SUCCESSORS AND ASSIGNS. This Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.
12.15SEVERABILITY OF PROVISIONS. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.
12.16HEADINGS AND CAPTIONS. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

ARTICLE XIII
EFFECTIVE DATE OF PLAN
13.1This Plan was adopted by the Board on July 21, 2021 and shall become effective on September 22, 2021, the date it was approved by the stockholders of the Company in accordance with the requirements of the Company’s Certificate of Incorporation and the laws of the State of Delaware.
ARTICLE XIV
TERM OF PLAN
14.1No Award shall be granted pursuant to this Plan on or after September 22, 2031 (the tenth anniversary of the date this Plan was approved by the stockholders of the Company), but Awards granted prior to such tenth anniversary may extend beyond that date.

EXHIBIT A TO THE 2021 STOCK INCENTIVE PLAN

PERFORMANCE CRITERIA

Any Performance Goals established for purposes of conditioning the grant of an Award based on performance or the vesting of performance-based Awards, shall be based on one or more of the following performance criteria either individually, alternatively, or in any combination applied either to the Company, an Affiliate or any business unit thereof, individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, or on an absolute basis or relative to previous year’s results or to a designated comparison group, in either case as specified by the Committee in the Award (“Performance Criteria”): (i) the attainment of certain target levels of, or a specified percentage increase in, revenues, income before income taxes and extraordinary items, income or net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in, return on capital employed or return on invested capital or operating revenue; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders’ equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in the fair market value of the shares of the Company’s Common Stock; (x) market segment share; (xi) product release schedules; (xii) new product innovation; (xiii) product or other cost reductions; (xiv) brand recognition or acceptance; (xv) product ship targets; (xvi) customer satisfaction; (xvii) total shareholder return; (xviii) return on assets or net assets; (xix) assets, operating margin or profit margin; or (xx) the growth in the value of an investment in the Company’s Common Stock assuming the reinvestment of dividends.
The Committee may: (i) designate additional business criteria on which the Performance Criteria may be based, or (ii) adjust, modify or amend the aforementioned business criteria.